Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TPI Composites, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona

July 8, 2016